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                                                                  Exhibit 23.1



                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 13, 1999 in the Registration Statement on Form S-1 and related prospectus of NetJewels.com, Inc. for the registration of 2,200,000 shares of its common stock.




/s/ Schwartz Levitsky Feldman, LLP
Schwartz Levitsky Feldman, LLP, Chartered Accountants
Toronto, Canada




January 18, 2000